UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 25 2012
NEOLOGIC ANIMATION INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Jindi Garden, Boyage, Xihu District, Hangzhou, Zhejiang, China
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		011 86 1358 841 1118
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective June 25, 2012, Hongxiao Zhang resigned as chief financial officer and as principal accounting officer of our company.  Ms. Zhang will remain as our president, secretary, chief executive officer and as a member to our board of directors.  Her resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Ms. Zhang’s resignation, we appointed Xu Yongbiao as chief financial officer and principal accounting officer of our company, effective June 25, 2012.

Also effective June 25, 2012, we appointed Yuwei Cheng as chief business officer of our company.

Xu Yongbiao

Mr. Yongbiao graduated from the Zhijiang Electronics Engineering College of Hangzhou in 1990 with a degree in Financial Management.  After graduating, from August 1990 to March 1999, he joined Hangzhou Iron and Steel Group (HISG) as an accountant and was responsible managing the company’s financial transactions and reconciling accounts.

In March 1999, Mr. Yongbiao founded the Zhejiang Tiance Accounting Firm, a company that specializes in audit, capital verification, infrastructure construction cost review, assets appraisal, and business evaluations for a number of companies, in Hangzhou City, China.  Presently, he is one of the primary partners at Zhejiang Tiance Accounting Firm and manages the day-to-day operations of the company.

We appointed Mr. Yongbiao as our company’s chief financial officer and the principal accounting officer because of his extensive financial and accounting experience.

Yuwei Cheng

From September 2003 to May 2010, Mr. Cheng was a software product sales representative at Dongfang Software Development, a software development Company in Shanghai, China.  His primary responsibility as a sales representative was to generate interest and awareness of the software product to prospective customers.  Mr. Cheng joined our company in May 2010 and has been responsible for our marketing strategy and has been a key organizer for the online sales team.

He earned a Master’s Degree from the People’s University in Finance and Economics in Beijing, China, in 1998.

We appointed Mr. Cheng as our company’s chief business officer because his extensive background in sales and marketing.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Yongbiao or Mr. Cheng had or will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLOGIC ANIMATION INC.
/s/ Hongxiao Zhang
Hongxiao Zhang
President and Director

Date:	June 25, 2012